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                [PADDOCK LINDSTROM & ASSOCIATES LTD. LETTERHEAD]

                                                                     Exhibit 5.7

December 13, 2004



Paramount Resources Ltd.
Suite 4700, 888 - 3rd Street SW
Calgary, Alberta
T2P 5C5



Ladies and Gentlemen:

REFERENCE: Paramount Resources Ltd. Registration Statement on Form F-10

We hereby consent to the references to our name and to the inclusion and incorporation by reference of our reserve evaluation reports entitled "Paramount Resources Ltd., Evaluation of Certain Oil & Gas Reserves, Based on Forecast Prices and Costs, As of December 1, 2004", dated December 13, 2004, and "Paramount Resources Ltd., Evaluation of Certain Oil & Gas Reserves, Based on Constant Prices and Costs, As of December 1, 2004", dated December 13, 2004, in Paramount Resources Ltd.'s Registration Statement on Form F-10.

Sincerely,

PADDOCK LINDSTROM & ASSOCIATES LTD.

/s/ Larry K. Lindstrom, P.Eng.

Larry K. Lindstrom, P.Eng.
President


F:\Paramount\Consents\Dec 13 2004.doc